SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                      __________________________

                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 23, 2004

                     Berry Petroleum Company
      (Exact name of registrant as specified in its charter)

Delaware                     1-9735               77-0079387
(State or other           (Commission            IRS Employer
jurisdiction of           File Number)        Identification No.
incorporation)


       5201 Truxtun Avenue, Suite 300 Bakersfield, CA  93309
              (Address of principal executive offices)

Registrant's telephone number, including area code (661) 616-3900


                            N/A
(Former name or former address, if changed since last report)





















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Item 1.01.  Entry into a Material Definitive Agreement.


     On November 23, 2004, Berry Petroleum Company (Berry) entered into an option agreement with Logan Magruder, Senior Vice President of Rocky Mountain and Mid-Continent Region of Berry, granting options on 35,000 shares of Berry's Class A Common Stock at the closing price of $43.16 per share, vesting over four years at 8,750 shares per year. A copy of the option agreement is attached hereto as Exhibit 99.





                     SIGNATURE

    Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            BERRY PETROLEUM COMPANY



                            By     /s/ Kenneth A. Olson
                            Name:      Kenneth A. Olson
                            Title:     Corporate Secretary/Treasurer


     November 24, 2004



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